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                                                                     Exhibit 5.1

                                McGuireWoods LLP
                                One James Center
                              901 East Cary Street
                             Richmond, VA 23219-4030

May 22, 2002

Board of Directors
Apple Hospitality Two, Inc.
9 North Third Street
Richmond, Virginia  23219

Dear Members of the Board of Directors:

     We have acted as counsel to Apple Hospitality Two, Inc. (the "Company"), a Virginia corporation, in connection with the preparation of a registration statement on Form S-11 (File No. 333-84098) to which this opinion is an exhibit (the "Registration Statement"), which is being filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), for the registration under the Act of 10,000,000 Units (each Unit consisting of one Common Share and one Series A Preferred Share) of the Company. Terms not otherwise defined herein shall have the meanings assigned to them in the Registration Statement.

     We have reviewed originals or copies of (i) the Amended and Restated Articles of Incorporation, Bylaws and other corporate documents of the Company,
(ii) certain resolutions of the Board of Directors of the Company, and (iii) the Registration Statement and the prospectus included therein (the "Prospectus"). In addition, we have reviewed such other documents and have made such legal and factual inquiries as we have deemed necessary or advisable for purposes of rendering the opinions set forth below.

     Based upon and subject to the foregoing we are of the opinion that:

          1. The Company is duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia; and

          2. The Units to be registered under the Registration Statement have been duly authorized and, when issued and paid for as described in the Registration Statement, will be validly issued, fully paid and nonassessable.

     We hereby consent to the reference to our firm under the captions "Legal Matters" and "Federal Income Tax Considerations" in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required by Section 7 of the Act, or the rules and regulations promulgated thereunder by the Securities and Exchange Commission.

                                                     Very truly yours,


                                                     /s/ McGuireWoods LLP